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                                                                   Exhibit 23(f)

                            [Saw and Co. Letterhead]

February 20, 2002



Dear Sirs,



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



REF: SETO TECHNOLOGY SDN. BHD.
     (Formerly known as SETO TECHNOLOGY DOT COM SDN. BHD.)


We consent to the incorporation by reference in this Annual report (Form 10-KSB) of SETO HOLDINGS INC. AND SUBSIDIARIES of our report dated March 15, 2002 included in the 2002 Annual Report to shareholders of SETO HOLDINGS INC. AND SUBSIDIARIES.



Yours faithfully,



(Signature)